UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On March 17, 2011, Bioanalytical Systems Inc. (the “Company”) held its annual meeting of shareholders at its corporate offices located at 2701 Kent Avenue, West Lafayette, IN 47906.

The director listed below was elected to hold office until the annual meeting of shareholders to be held in 2014 and until his successor is elected and qualified.  In addition, the shareholders ratified the selection of Crowe Horwath, LLP as the Company’s independent registered public accountants for fiscal 2011.  A total of 4,327,954 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy.

The vote on the election of one director to serve until the annual meeting of shareholders to be held in 2014 or until his successor is duly elected and qualified was as follows:

	Votes Cast
	For	Withheld	Broker Non-Vote

David W. Crabb, M.D.	1,967,683	341,843	2,018,428

The vote on the ratification of the appointment of Crowe Horwath, LLP as our independent registered public accountants for fiscal 2011 was as follows:

Votes Cast
For	Against	Abstain	Broker Non-Vote

4,309,598	14,936	3,420	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: March 17, 2011	By:	/s/ Michael R. Cox
Michael R. Cox
VP-Finance and Administration